UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ProFunds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

PROFUNDS

MONEY MARKET PROFUND

A Message from the Fund’s Chairman

October 16, 2015

Dear Shareholder,

I am writing to ask for your vote on an important matter that affects your investment in the Money Market ProFund (the “Fund”). The Fund is a “feeder fund” that invests substantially all of its assets in the Cash Management Portfolio (the “Portfolio”), a separate registered investment company managed by Deutsche Investment Management Americas Inc. (“DIMA”). The Board of Trustees (the “Trustees”) of the Fund has called a Special Meeting of Fund Shareholders to take place on December 21, 2015 at 2:00 p.m. (Eastern Time), at the offices of DIMA, 345 Park Avenue, New York, NY 10154. The Trustees have called this meeting to request shareholder approval of important proposals relating to the management and operation of the Fund. While you are, of course, welcome to join us at the special meeting of shareholders, most shareholders cast their vote by filling out and signing the enclosed proxy card, or by voting by telephone or via the Internet.

We are asking for your vote on the following important matters:

Proposal: Approval of a Revised Fundamental Investment Policy Relating to Concentration.

As stated above, the Fund is a “feeder fund” that invests substantially all of its assets in the Portfolio, a separate registered investment company managed by DIMA. The Fund and the Portfolio have an identical investment objective and substantially identical investment policies.

In light of new rules adopted by the Securities and Exchange Commission (“SEC”) impacting the operation of money market funds, the Board of Trustees of the Portfolio has approved a proposed revision to the Portfolio’s fundamental investment policy relating to concentration which would enable the Portfolio to operate as a “government money market fund.” By operating the Portfolio as a government money market fund, the Portfolio could continue to use the same valuation methods to value its portfolio securities (e.g., amortized cost methods) and the Fund will be able to continue to seek to maintain a stable $1.00 net asset value (“NAV”) per share. Please note that although the Fund will seek to maintain a $1.00 NAV, there is no guarantee that it will be able to do so and if the NAV falls below $1.00 you would lose money. In addition, as a government money market fund, each of the Portfolio and the Fund will not be subject to the liquidity fees or redemption gates that would otherwise be applicable under the new rules. This will allow the Fund to continue to invest in the Portfolio as it does today.

Shareholders of the Fund are being asked to approve changes to the Portfolio’s fundamental investment policy relating to concentration so that the Portfolio will be able to operate as a government money market fund.

The Trustees of the Fund have determined that it is in the best interest of the Fund to operate as a government money market fund. In addition, the proposed changes to the Portfolio’s fundamental investment policy relating to concentration, if approved by Portfolio shareholders, will necessitate similar changes in the Fund’s concentration policy if the Fund is to remain invested in the Portfolio.

Therefore, shareholders of the Fund are being asked to approve changes to the Fund’s fundamental investment policy relating to concentration so that the Fund will be able to operate as a government money market fund.

Recommendation: The Fund’s Board believes this proposal is in the best interests of the Fund and it recommends that shareholders vote for the proposal. A vote for the proposal will allow the Fund to continue to invest in the Portfolio as it does today.

The enclosed proxy statement provides greater detail about the proposal to revise each of the Portfolio’s and the Fund’s fundamental investment policy relating to concentration, including why it is being proposed and how it would affect the Portfolio and the Fund. Please read these materials carefully.

Whether or not you plan to be present at the shareholder meeting, we need your vote. We urge you to review the enclosed materials thoroughly. Once you’ve determined how you would like your interests to be represented, please promptly complete, sign, date and return the enclosed proxy card, vote by telephone or record your voting instructions on the Internet. A postage-paid envelope is enclosed for mailing, and telephone and Internet voting instructions are listed on your proxy card. You may receive more than one proxy card. If so, please vote each one.

I’m sure that you, like most people, lead a busy life and are tempted to put this proxy aside for another day. Please don’t; your vote is important to us. Your prompt return of the enclosed proxy card (or your voting by telephone or via the Internet) may save the necessity and expense of further solicitations. If we do not hear from you, the Fund’s proxy solicitor may call you.

I appreciate the time and consideration I am sure you will give to this important matter. If you have questions about the proposal, please call Computershare Fund Services, Inc., the Fund’s proxy solicitor, at 1-866-905-8143 or contact your financial advisor.

Thank you for your continued support of ProFunds.

Michael L. Sapir

Chairman of the Board of Trustees

Questions & Answers

Q. Why am I receiving this proxy statement?

A. Money Market ProFund (the “Fund”), a series of ProFunds, operates as a feeder fund in a master-feeder fund arrangement with Cash Management Portfolio, a separate registered investment company managed by Deutsche Investment Management Americas Inc. (“DIMA”) with an identical investment objective (the “Portfolio”). Under this arrangement, the Fund invests substantially all of its assets in the Portfolio, and as such is a shareholder of the Portfolio, with rights to vote at meetings of the Portfolio’s shareholders. Pursuant to applicable law and a contractual agreement, the Fund’s voting rights with respect to the Portfolio interests that it holds must be passed through to you as the Fund’s shareholders.

Q. What am I being asked to vote on?

A. You are being asked to vote on a proposal to revise the fundamental investment policy of each of the Portfolio and the Fund relating to concentration (the “Concentration Policy”), such that the Portfolio, and the Fund, each will no longer be required to invest more than 25% of its total assets in obligations of banks and other financial institutions.

Q. Why am I being asked to vote for the revision to the Concentration Policy?

A. You are being asked to approve the revision to the Concentration Policy, to enable the Portfolio and the Fund each to operate as a “government money market fund” under new federal rules that relate to the operation of money market funds. Currently, each of the Portfolio and the Fund operates as a prime institutional money market fund, which means that they can invest in high-quality, U.S. dollar-denominated, short-term money market securities from government and private issuers, including corporations and banks. Under the new rules, a government money market fund is a money market fund that invests at least 99.5% of its total assets in cash, government securities and/or repurchase agreements that are collateralized fully by cash items and government securities. The current Concentration Policy, which requires the Portfolio and the Fund each to invest more than 25% of its total assets in obligations of banks and other financial institutions, precludes the Portfolio and the Fund from meeting the 99.5% investment requirement for government money market funds.

As a shareholder of the Fund, in addition to your vote on the Proposal as it relates to the Fund, you are also being asked to instruct the Fund on how to vote its shares of the Portfolio on the Proposal. When a shareholder of a Fund votes with respect to the Fund Proposal, that vote will also constitute instructions for the Fund as to how to vote Fund shares in connection with the Proposal for the Portfolio.

Q. What are the reasons for converting the Portfolio and the Fund to government money market funds?

A. Since the 2014 adoption by the Securities and Exchange Commission of new rules impacting the operation of money market funds, DIMA has spent significant time assessing the new rules, including the potential impact to the Portfolio and its shareholders, and has discussed its assessment with the Portfolio’s Board over the course of several meetings. Based on its assessment, DIMA believes that the Portfolio, as currently structured, would be required to operate as a “prime institutional money market fund” under the new rules. As a prime institutional money market fund, the Portfolio would be required to value its portfolio securities using market-based factors and shareholders of the Fund would be required to buy and sell shares of the Fund based on a floating NAV (i.e., the Fund would be unable to maintain a stable $1.00 NAV). In addition, each of the Portfolio and the Fund would potentially be subject under certain circumstances to liquidity fees and/or redemption gates as a prime institutional money market fund. After listening to feedback from certain shareholders of the Portfolio, DIMA believes that shareholders prefer access to stable NAV money market funds (i.e., funds that seek to maintain a $1.00 NAV) that will not be subject to liquidity fees and/or redemption gates.

The Fund’s Board and ProFund Advisors LLC (“ProFund Advisors”) have also considered the potential impact of the new money market fund rules on the Fund, and have considered the impact of the decision by the Portfolio to become a government money market fund. Under the new rules, by operating each of the Portfolio and the Fund as a government money market fund, the Fund will be able to continue to seek to maintain a stable $1.00 NAV and the Portfolio can continue to use the same valuation methods to value its portfolio securities currently employed today. (Please note that although the Fund will seek to maintain a $1.00 NAV, there is no guarantee that the Fund will be able to do so and if the NAV falls below $1.00, you would lose money.) In addition, as a government money market fund, each of the Portfolio and the Fund will not be subject to liquidity fees and/or redemption gates. Therefore, DIMA and ProFund Advisors have recommended converting each of the Portfolio and the Fund, respectively, to a government money market fund as a way to allow shareholders to continue to use the Fund as they do today.

Q. What effect would the revised Concentration Policy have on the Portfolio and the Fund?

A. If shareholders of the Portfolio and the Fund approve the proposal, each of the Portfolio and the Fund will revise its current Concentration Policy so that each of the Portfolio and the Fund will not be required to invest more than 25% of its respective total assets in obligations of banks and other financial institutions. In addition, the Portfolio and the Fund will make other changes, which do not require shareholder approval, that will allow each of the Portfolio and the Fund to operate as a government money market fund. These changes include adopting a principal investment strategy to normally invest at least 99.5% of its total assets in cash, government securities and/or repurchase agreements that are collateralized fully by cash items and government securities; changing the Portfolio and the Fund’s investment objective; and reducing the management fee rate paid by the Portfolio, and indirectly paid by the Fund, to DIMA, each as further described in the enclosed proxy statement.

In addition, unlike the Portfolio’s proposed Concentration Policy, the Fund’s Proposed Concentration Policy would preserve flexibility for the Fund to concentrate in specified bank instruments issued by domestic banks. Although the Fund will not invest in bank instruments to any significant extent when operating as a government money market fund, the Fund’s Board and ProFund Advisors believe it is important to maintain the flexibility for the Fund to invest in such instruments in the future without the need for, or expense of, a shareholder vote. Please note that the Fund’s Board and ProFund Advisors may, in the future, determine that it is appropriate for the Fund to modify its investment strategies in response to changing market or regulatory conditions so as not to operate as a government money market fund. If the Fund’s Board and ProFund Advisors make this determination, the Fund would no longer invest its assets in the Portfolio.

If shareholders of the Portfolio approve the proposal, the Portfolio intends to change its name as follows:

Current Fund Name	New Fund Name
Cash Management Portfolio	Government Cash Management Portfolio

Additionally, neither the Portfolio nor the Fund currently intends to impose liquidity fees or redemption gates upon the compliance date of the money market fund reforms, but the Portfolio and the Fund may elect to do so in the future.

Q. When will the conversion be effective?

A. If shareholders of the Portfolio approve the Portfolio’s revised Concentration Policy, DIMA currently anticipates that the change to the Concentration Policy and other changes for the Portfolio to operate as a government money market fund will take effect on or about May 2, 2016. To ensure an orderly transition to a government money market fund, DIMA anticipates that it will begin to gradually implement changes to the investments of the Portfolio after shareholder approval of the revised Concentration Policy, with the Portfolio gradually allocating a larger percentage of its assets to government securities over time until it reaches its new allocation on or about May 2, 2016. If shareholders of the Portfolio approve the changes to the Portfolio’s revised Concentration Policy, and shareholders of the Fund approve the changes to the Fund’s revised Concentration Policy, then the changes to the Fund will be effective at the same time as the changes to the Master Portfolio. Because the yields on government securities generally may be expected to be lower than the yields on comparable non-government securities, it should be expected that the Portfolio’s and, therefore, the Fund’s yield may decrease as more of the Portfolio’s assets are invested in government securities.

Q. Why are the Board of the Portfolio and the Board of the Fund recommending each proposal?

A. After carefully reviewing the proposal, the Portfolio’s Board believes that revising the Portfolio’s Concentration Policy to enable the Portfolio to operate as a government money market fund is in the best interests of the Portfolio. The Portfolio’s Board unanimously recommends that shareholders of the Portfolio vote FOR the Proposal with respect to the Portfolio.

After carefully reviewing the proposal, the Fund’s Board believes that revising the Fund’s Concentration Policy to enable the Fund to operate as a government money market fund is in the best interests of the Fund. The Fund’s Board unanimously recommends that you vote FOR the Proposal with respect to the Fund. A vote for the proposal will allow the Fund to continue to invest in the Portfolio as it does today.

Your vote with respect to the Fund will also serve to instruct the Fund as to how to vote a proportionate number of the Fund’s shares in the Portfolio.

Q. What will happen if shareholders do not approve the proposals?

A. If shareholders of the Portfolio do not approve the revised fundamental investment policy of the Portfolio, the Portfolio’s Board will consider other options for the Portfolio in light of the new rules that the Portfolio’s Board deems to be in the best interests of the Portfolio. Similarly, if shareholders of the Fund do not approve the revised fundamental investment policy of the Fund, the Fund’s Board will consider other options for the Fund in light of the new rules that the Fund’s Board deems to be in the best interests of the Fund. It is possible that shareholders of the Portfolio may not approve the revised fundamental investment policy relating to concentration of the Portfolio, while shareholders of the Fund approve the revised fundamental investment policy of the Fund. In such case, the Fund’s revised Concentration Policy will become effective no later than October 16, 2016, the required date for compliance with the core provisions of the new money market fund rules. Similarly, shareholders of the Fund may not approve the revised fundamental investment policy relating to concentration of the Fund, while shareholders of the Portfolio approve the revised fundamental investment policy of the Portfolio. In either such case, ProFund Advisors and the Fund’s Board may consider other alternatives, such as investing the assets of the Fund in another master investment portfolio or investing the assets of the Fund directly in money market instruments.

Q. Will the Fund pay for the proxy solicitation costs associated with this solicitation?

A. No, DIMA and ProFund Advisors will bear these costs.

Q. How can I vote?

A. You can vote in any one of four ways:

(1)	Via the Internet, by going to the website listed on your proxy card;

(2)	By telephone, with a toll-free call to the number listed on your proxy card;

(3)	By mail, by sending the enclosed proxy card, signed and dated, to us in the enclosed envelope; or

(4)	In person, by attending the special meeting.

We encourage you to vote over the Internet or by telephone, following the instructions that appear on your proxy card. Whichever method you choose, please take the time to read the full text of the Proxy Statement before you vote.

Q. Whom should I call for additional information about the attached proxy statement?

A. Please call Computershare Fund Services, Inc., the Portfolio and the Fund’s proxy solicitor, at 1-866-905-8143.

PROFUNDS

MONEY MARKET PROFUND

7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, MD 20814

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

To Be Held On December 21, 2015

This is the formal notice for the Fund’s special meeting of shareholders. It tells you the matters that will be voted on and the time and place of the special meeting, in the event you choose to attend in person.

To the shareholders of Money Market ProFund:

A special meeting of the shareholders (the “Meeting”) of the Money Market ProFund (the “Fund”) will be held on December 21, 2015 at 2:00 p.m. (Eastern time), at the offices of Deutsche Investment Management Americas Inc., 345 Park Avenue, New York, NY 10154, to consider the following proposal (the “Proposal”) and to transact such other business as may properly come before the Meeting:

PROPOSAL:	Approval of a Revised Fundamental Investment Policy Relating to Concentration

The persons named as proxies will vote in their discretion on any other business that properly may come before the Meeting or any adjournments or postponements thereof. Holders of record of shares of the Fund at the close of business on October 7, 2015 are entitled to vote at the Meeting and at any adjournments or postponements thereof.

The Fund operates as a “feeder” fund in a master-feeder arrangement and seeks to achieve its investment objective by investing substantially all of its assets in a “master portfolio,” the Cash Management Portfolio (the “Portfolio”), a separate registered investment company managed by Deutsche Investment Management Americas Inc., which has the same investment objective and substantially identical strategies as the Fund and invests directly in securities and other instruments. The Fund’s shareholders are being asked to approve the Proposal as it relates to the Fund. In addition, the Fund’s shareholders are being asked to instruct the Fund on how to vote its interests in the Portfolio on the Proposal for which the Portfolio is soliciting shareholder approval. When a shareholder of the Fund votes with respect to the Fund Proposal, that vote will also constitute instructions for the Fund as to how the Fund will vote a proportionate number of its interests in the Portfolio, in connection with the Proposal for the Portfolio.

In the event that the necessary quorum to transact business or the vote required to approve the Proposal for the Fund is not obtained at the Meeting, the Meeting may be adjourned or postponed one or more times in accordance with the Fund’s governing documents and applicable law to permit such further solicitation of proxies as may be deemed necessary or advisable.

This notice and the related proxy materials are first being mailed to shareholders on or about October 20, 2015.

This proxy is being solicited on behalf of the Fund’s Board.

By Order of the Board of Trustees

Timothy N. Coakley

Secretary

October 16, 2015

We urge you to mark, sign, date and mail the enclosed proxy card in the postage-paid envelope provided, or to record your voting instructions by telephone or via the Internet, so that you will be represented at the Meeting. If you complete and sign the proxy card (or tell us how you want to vote by voting by telephone or via the Internet), we will vote it exactly as you tell us. If you simply sign the proxy card, we will vote it in accordance with each Board’s recommendation on the Proposal. Your prompt return of the enclosed proxy card (or your voting by telephone or via the Internet) may save the necessity and expense of further solicitations. If you have any questions, please call Computershare Fund Services, Inc., the Fund’s proxy solicitor, at the special toll-free number we have set up for you (1-866-905-8143), or contact your financial advisor.

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and will help us to avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts: Only one party needs to sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated, unless it is reflected in the form of registration. For example:

Registration	Valid Signature

Corporate Accounts

(1) ABC Corp	ABC Corp
John Doe, Treasurer
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee

Partnership Accounts

(1) The XYZ Partnership	Jane B. Smith, Partner
(2) Smith and Jones, Limited Partnership	Jane B. Smith, General Partner

Trust Accounts

(1) ABC Trust Account	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe

Custodial, GMA/UTMA or Estate Accounts

(1) John B. Smith, Cust. F/b/o John B. Smith, Jr.	John B. Smith
(2) Estate of John B. Smith	John B. Smith, Jr., Executor

PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 21, 2015

PROFUNDS

MONEY MARKET PROFUND

GENERAL

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to Be Held on December 21, 2015:

The proxy statement is available at www.proxy-direct.com/deu-27207.

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of the Money Market ProFund (the “Fund”), a series of ProFunds (the “Trust”), to be held at the offices of Deutsche Investment Management Americas Inc., 345 Park Avenue, New York, NY 10154 on December 21, 2015 at 2:00 p.m. (Eastern time), and at any and all adjournments or postponements thereof (the “Meeting”), at which shareholders will be asked to consider the proposal described below (the “Proposal”).

This Proxy Statement, along with the enclosed Notice of a Special Meeting of Shareholders and the accompanying proxy card (the “Proxy Card”), is first being mailed to shareholders on or about October 20, 2015. It explains what you should know before voting on the Proposal. Please read it carefully and keep it for future reference.

The Meeting is being held to consider and to vote on the following Proposal, as described more fully herein, and such other matters as properly may come before the Meeting:

PROPOSAL:	Approval of a Revised Fundamental Investment Policy Relating to Concentration

For purposes of convenience in this Proxy Statement, the term “shareholders” is sometimes used to mean investors in the Portfolio, and the shares or interests held in the Fund or the Portfolio, respectively, are collectively referred to herein as “shares.” The term “Board Member” refers to a person who serves as a Trustee of the Trust.

“Master-Feeder” Structure. The Fund operates as a “feeder” fund in a master-feeder arrangement and seeks to achieve its investment objective by investing substantially all of its assets in a “master portfolio,” the Cash Management Portfolio (the “Portfolio”), which has the same investment objective and substantially identical strategies as the Fund and invests directly in investment securities and other investments.

The Fund’s shareholders are being asked to approve the Proposal as it relates to the Fund. In addition, as a shareholder of the Portfolio, the Fund is being asked to vote on the Proposal as it relates to the Portfolio. Pursuant to the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), applicable to a master-feeder structure, and a contractual relationship between the Fund and the Portfolio, the Fund’s voting rights with respect to the Portfolio interests that it holds must be passed through to the Fund’s own shareholders. Under the 1940 Act, the Fund must vote its shares of the Portfolio in accordance with the voting instructions received from the Fund’s shareholders. As a result, as a shareholder of the Fund, in addition to your vote on the Proposal as it relates to the Fund, you are also being asked to instruct the Fund on how to vote its shares of the Portfolio on the Proposal. When a shareholder of a Fund votes with respect to the Fund Proposal, that vote will also constitute instructions to the Fund as to how the Fund will vote a proportionate number of the shares the Fund owns in the Portfolio, with respect to the Proposal for the Portfolio.

With respect to the Portfolio, the Fund will vote its shares of the Portfolio in accordance with the voting instructions received from shareholders and will vote shares of the Portfolio with respect to which it has not received voting instructions in the same proportion as the shares for which it has received instructions from the other shareholders of the Fund (this is called “proportional voting” or “echo voting”). The Fund does not require that a specified number of holders submit voting instructions before a Fund will vote its shares of the Portfolio at the Meeting. Because the Fund will use proportional voting to vote its shares of the Portfolio, a small number of shareholders could determine how the Fund votes if other shareholders fail to vote. In addition, because the Portfolio has multiple feeders (including feeders being solicited through a separate proxy statement), it is possible that the Proposal with respect to the Portfolio will not be approved by the requisite vote of the Portfolio’s shareholders, even if the Fund casts its votes proportionately to approve the Proposal. It is also possible that the Proposal with respect to the Portfolio will be approved by the requisite vote even if the Fund casts its votes proportionately against the Proposal.

The appointed proxies will vote in their discretion on any other business that properly may come before the Meeting.

The most recent Annual Report of the Fund, containing audited financial statements for the most recent fiscal year, and the most recent Semiannual Report of the Fund (each, a “Report”), previously have been furnished to the Fund’s shareholders. An additional copy of each Report will be furnished without charge upon request by writing to the Fund at 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, MD 20814, or by calling 1-888-776-3637 (for retail shareholders) or 1-888-776-5717 (for institutions and financial professionals). Reports also are available on the Fund’s website at www.profunds.com or at the website of the Securities and Exchange Commission at www.sec.gov.

PROPOSAL

APPROVAL OF A REVISED FUNDAMENTAL INVESTMENT POLICY

RELATING TO CONCENTRATION

Shareholders are being asked to approve a revision to each of the Fund’s and the Portfolio’s fundamental investment policies relating to concentration (the “Proposed Concentration Policy”) to enable the Fund and the Portfolio each to operate as a “government money market fund” under new federal rules that relate to the operation of money market funds. Based on how shareholders currently use the Fund and feedback from certain shareholders, the Fund’s Board and ProFund Advisors LLC (“ProFund Advisors”), the Fund’s manager, believes that shareholders would prefer the Fund operate as a government money market fund. Currently, each of the Fund and the Portfolio can invest in high-quality, U.S. dollar-denominated, short-term money market securities from government and private issuers, including corporations and banks. Under the new federal rules, a government money market fund is a money market fund that invests at least 99.5% of its total assets in cash, government securities, and/or repurchase agreements that are collateralized fully by cash items and government securities. The current fundamental investment policy relating to concentration (the “Current Concentration Policy”), which requires the Fund and the Portfolio to invest more than 25% of their total assets in obligations of banks and other financial institutions, precludes the Fund and the Portfolio from meeting the 99.5% investment requirement.

Since the adoption by the Securities and Exchange Commission in July 2014 of new rules impacting the operation of money market funds, Deutsche Investment Management Americas Inc. (“DIMA”), the Portfolio’s manager, has spent significant time assessing the new rules, including the potential impact to the Portfolio and its shareholders, and has discussed its assessment with the Portfolio’s Board over the course of several meetings. Based on its assessment, DIMA believes that the Portfolio, as currently structured, would be required to operate as a “prime institutional money market fund” under the new rules. As a prime institutional money market fund, the Portfolio would be required to value its portfolio securities using market-based factors. Along with the other feeder funds investing in the Portfolio, the Fund would be required to offer to buy and sell Fund shares based on a floating net asset value per share (“NAV”) (i.e., the Fund would be unable to maintain a stable $1.00 NAV). In addition, each of the Portfolio and the Fund would potentially be subject under certain circumstances to liquidity fees and/or redemption gates as a prime institutional money market fund. After listening to feedback from certain shareholders of the Portfolio, DIMA believes that shareholders would prefer access to stable NAV money market funds (i.e., funds that seek to maintain a $1.00 NAV) that will not be subject to liquidity fees and/or redemption gates. Under the new rules, by operating the Portfolio as a government money market fund, the Fund and other feeder funds of the Portfolio will be able to continue to seek to maintain a stable $1.00 NAV and the Portfolio could continue to use the same valuation methods to value its portfolio securities currently employed today. Please note that although the Fund will seek to maintain a $1.00 NAV, there is no guarantee that the Fund will be able to do so and if the NAV falls below $1.00, you would lose money. In addition, as a government money market fund, the Portfolio and the Fund will not be subject to liquidity fees and/or redemption gates.

The Fund’s Board and ProFund Advisors have also considered the potential impact of the new money market fund rules on the Fund, and have considered the impact of the decision by the Portfolio to become a government money market fund. They have noted that the primary purpose of the Fund is to provide a liquid cash vehicle to investors trading other products offered by ProFund Advisors and that a key feature of all of the products offered by ProFund Advisors is that shareholders can, free of charge and without a limit on frequency or maximum amount, exchange shares of one ProFund Advisors product for another. If the Fund was not able to transact at a stable $1.00 NAV and was subject to liquidity fees and/or redemption gates, the importance of this feature would be diminished. Therefore, the Fund’s Board recommends converting the Fund to a government money market fund as a way to allow shareholders to continue to use the Fund as they do today. The Fund’s Proposed Concentration Policy is necessary for the Fund to operate as a government money market fund.

The 1940 Act requires mutual funds to state a policy regarding concentration of investments in a particular industry, and to make the policy fundamental, which means that it is only changeable by a vote of the mutual fund’s shareholders. The Portfolio’s Current Concentration Policy states:

“The [Portfolio] may not concentrate its investments in a particular industry (excluding U.S. Government Obligations), as that term is used in the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction from time to time; except that the Portfolio will invest more than 25% of its total assets in the obligations of banks and other financial institutions.”

The Portfolio’s Current Concentration Policy, which requires the Portfolio to invest more than 25% of its total assets in obligations of banks and other financial institutions, precludes it from meeting the 99.5% investment requirement to operate as a government money market fund. As a result, DIMA has recommended and the Portfolio’s Board has approved and recommends that the Portfolio’s shareholders approve the Portfolio’s Proposed Concentration Policy as follows:

“The [Portfolio] may not concentrate its investments in a particular industry (excluding U.S. Government Obligations), as that term is used in the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction from time to time.”

Under the Portfolio’s Proposed Concentration Policy, the Portfolio would be prohibited from investing more than 25% of its total assets in securities issued by companies in the same industry, including the obligations of banks and other financial institutions. This limitation would not apply to the Portfolio’s investments in U.S. government securities as defined under Section 2(a)(16) of the 1940 Act.

Similar to the underlying Portfolio in which it invests, the Fund’s Current Concentration Policy states:

“The Fund may not concentrate its investments in any particular industry (excluding U.S. Government Obligations), as that term is used in the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction from time to time; except that the Fund will invest more than 25% of its total assets in the obligations of banks and other financial institutions; provided however, that nothing in this investment restriction shall prevent the Trust from investing all or a part of a Fund’s assets in an open-end management investment company with the same investment objective as the Fund.”

The Fund’s Current Concentration Policy, which requires the Fund to invest more than 25% of its total assets in obligations of banks and other financial institutions, precludes it from meeting the 99.5% investment requirement to operate as a government money market fund. As a result, ProFund Advisors has recommended and the Board has approved and recommends that the Fund’s shareholders approve the Fund’s Proposed Concentration Policy as follows:

“The Fund may not concentrate its investments in a particular industry (excluding U.S. Government Obligations), as that term is used in the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction from time to time, except that the Fund may invest more than 25% of its total assets in banker’s acceptances, certificates of deposit and similar instruments issued by U.S. banks, excluding for this purpose, foreign branches of U.S. banks; provided, however, that nothing in this investment restriction shall prevent the Trust from investing all or a part of the Fund’s assets in an open-end management investment company with the same investment objective as the Fund.”

Under the Fund’s Proposed Concentration Policy, the Fund, subject to limited exceptions, would be prohibited from investing more than 25% of its total assets in securities issued by companies in the same industry. This limitation would not apply to the Fund’s investments in U.S. government securities as defined under Section 2(a)(16) of the 1940 Act. In addition, unlike the Portfolio’s proposed Concentration Policy, the Fund’s Proposed Concentration Policy would preserve flexibility for the Fund to concentrate in specified bank instruments issued by domestic banks. Although the Fund will not invest in bank instruments to any significant extent when operating as a government money market fund, the Fund’s Board and ProFund Advisors believe that it is important to maintain the flexibility for the Fund to invest in such instruments in the future without the need for, or expense of, a shareholder vote. For example, the Fund’s Board and ProFund Advisors may, in the future, determine that it is appropriate for the Fund to modify its investment strategies in response to changing market or regulatory conditions so as not to operate as a government money market fund. If the Fund’s Board and ProFund Advisors make this determination, the Fund would no longer invest its assets in the Portfolio.

If shareholders of the Portfolio and the Fund approve the Proposal, each of the Portfolio and the Fund will revise its current fundamental policy related to concentration, so that each of the Portfolio and the Fund will not be required to invest more than 25% of its respective total assets in obligations of banks and other financial institutions. In addition, the Portfolio and the Fund will make other changes, which do not require shareholder approval, that are necessary for each of the Portfolio and the Fund to operate as a government money market fund. These changes will include adopting a principal investment strategy to normally invest at least 99.5% of each of their total assets in cash, government securities and/or repurchase agreements that are collateralized fully by cash items and government securities (the Fund’s Proposed Concentration Policy will permit it to make such investments through a master portfolio); changing the Portfolio’s and the Fund’s investment objectives; and reducing the management fee rate paid by the Portfolio, and indirectly paid by the Fund, to DIMA.

If shareholders approve the Proposal, the Portfolio intends to change its name from Cash Management Portfolio to Government Cash Management Portfolio.

Additionally, under the new rules, a government money market fund is not required to impose liquidity fees and/or redemption gates, but may elect to do so in the future. If the Proposal is approved by shareholders, and the Fund makes the additional changes to operate as a government money market fund, then the Fund currently does not intend to impose liquidity fees and/or redemption gates upon the compliance date of the money market reforms, but may elect to do so in the future.

If shareholders of the Portfolio approve the Proposal, DIMA currently anticipates that the Proposed Concentration Policy and other changes for the Portfolio to operate as a government money market fund will take effect on or about May 2, 2016. To ensure an orderly transition to a government money market fund, DIMA anticipates that it will begin to gradually implement changes to the investments of the Portfolio after shareholder approval of the Proposed Concentration Policy. If shareholders of the Portfolio do not approve the Portfolio’s Proposed Concentration Policy, but shareholders of the Fund approve the Fund’s Proposed Concentration Policy, the Fund’s Proposed Concentration Policy will become effective no later than October 16, 2016, the required date for compliance with the new money market fund rules.

If the changes to the Portfolio are approved, it is expected that the Portfolio gradually will allocate a larger percentage of its assets to government securities over time until it reaches its new allocation on or about May 2, 2016. Because the yields on government securities generally may be expected to be lower than the yields on comparable non-government securities, it should be expected that the Portfolio’s and, therefore, the Fund’s yield may decrease as more of the Portfolio’s assets are invested in government securities.

If shareholders of the Portfolio do not approve the Proposal, the Portfolio’s Current Concentration Policy will remain in effect, the Portfolio would be required to value its portfolio securities using market-based factors and shareholders of the Fund would be required to buy and sell shares of the Fund based on a floating NAV. Additionally, the Portfolio and the Fund would potentially be subject to liquidity fees and/or redemption gates once the new rules take effect. Accordingly, the Portfolio’s Board will consider other options for the Portfolio in light of the new money market fund rules that it deems to be in the best interests of the Portfolio. If shareholders of the Fund do not approve the Proposal, the Fund’s Board will consider other options for the Fund in light of the new money market fund rules that it deems to be in the best interests of the Fund. It is possible that shareholders of the Portfolio may not approve the Proposed Concentration Policy relating to concentration of the Portfolio, while shareholders of the Fund approve the Proposed Concentration Policy of the Fund. Similarly, shareholders of the Fund may not approve the Proposed Concentration Policy relating to concentration of the Fund, while shareholders of the Portfolio approve the Proposed Concentration Policy of the Portfolio. In either such case, ProFund Advisors and the Fund’s Board may consider other alternatives, such as investing the assets of the Fund in another master investment portfolio or investing the assets of the Fund directly in money market instruments.

Required Vote

As described above, shareholders of the Fund are being asked to vote on the Proposal as it relates to the Fund and also to provide instructions to the Fund on how to vote the Fund’s shares in the Portfolio on the Proposal. When a shareholder of a Fund votes with respect to the Proposal, that vote will also constitute instructions for the Fund to vote a proportionate number of the Fund’s shares in the Portfolio in the same manner on the corresponding Proposal for the Portfolio. For the Fund and the Portfolio, approval of the Proposal with respect to the Fund or the Portfolio requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund or the Portfolio. “Majority of the outstanding voting securities,” as defined in the 1940 Act, means the lesser of (A) 67% or more of the voting securities of the Fund or the Portfolio present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund or the Portfolio are present or represented by proxy; or (B) more than 50% of the outstanding voting securities of the Fund or the Portfolio.

Recommendation of the Board of the Portfolio and the Board of the Fund

The Board of the Portfolio believes that the Proposed Concentration Policy for the Portfolio is in the best interests of the Portfolio. Accordingly, the Board of the Portfolio unanimously recommends that shareholders of the Portfolio vote FOR the approval of the Proposed Concentration Policy of the Portfolio.

The Board of the Fund believes that the Proposed Concentration Policy for the Fund is in the best interests of the Fund. Accordingly, the Board of the Fund unanimously recommends that shareholders vote FOR the approval of the Proposed Concentration Policy of the Fund.

ADDITIONAL INFORMATION

Proxy Costs. The Fund will not bear any costs associated with this Proxy Statement. DIMA will pay the costs of preparing, printing and mailing the enclosed Proxy Card and Proxy Statement and the costs incurred in connection with the solicitation of proxies for the Fund, which are estimated to be approximately $51,000 in the aggregate. ProFund Advisors and DIMA will pay the legal costs with respect to the Fund’s proxy.

Voting Power. Each Fund shareholder is entitled to one vote for each dollar, and a fractional vote for each fraction of a dollar, of net asset value standing in such shareholder’s name on the books of the Fund or applicable Class of the Fund. Shares of each Class shall be voted together in the aggregate with respect to the proposals.

For the Portfolio, the Fund and each other feeder fund is entitled to a vote proportionate to its shares of the Portfolio. As of October 7, 2015, the Fund owned approximately 2.34% of the value of the shares in the Portfolio. In addition, each of the following feeder funds of the Portfolio owned a percentage of the value of the shares in the Portfolio as follows: Prime Series owned approximately 4.21%; Deutsche Money Market Series owned approximately 76.53%; Cash Management Fund owned approximately 10.49%; and Cash Reserves Fund Institutional owned approximately 6.43%. At the level of ownership indicated, Deutsche Money Market Series would be able to determine the outcome of most issues that are submitted to a vote of investors of the Portfolio.

Quorum and Required Vote. A quorum for the transaction of business at the Meeting requires the presence in person or by proxy at the Meeting of 10% of the shares of the Fund issued and outstanding and entitled to vote. A quorum for the transaction of business at the Meeting for the Portfolio requires the presence in person or by proxy at the Meeting of one-third of the shares of the Portfolio. Proxies are being solicited from the Portfolio and the Fund’s shareholders by the Portfolio’s Board and the Fund’s Board for the Meeting. Unless revoked, all valid proxies will be voted in accordance with the specification thereon or, in the absence of specification, FOR approval of the Proposal. The specific voting requirements to approve the Proposal are discussed above in the Proposal.

Record Date and Method of Tabulation. As of the Record Date, the Fund had 462,393,750.65 Shares issued and outstanding.

Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Fund as tellers for the Meeting. The tellers will count the total number of votes cast “for” approval of each Proposal for purposes of determining whether sufficient affirmative votes have been cast. For the Fund, the tellers will count shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote, and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions and “broker non-votes” will have the effect of a negative vote on the Proposal for the Fund. Accordingly, shareholders are urged to forward their voting instructions promptly.

Deutsche Bank Voting. Deutsche Bank Trust Company Americas (“Deutsche Bank Trust”) will vote any shares in accounts as to which Deutsche Bank Trust has voting authority, and shares in any other accounts as to which Deutsche Bank Trust is the agent of record, which are not otherwise represented in person or by proxy at the Meeting. Deutsche Bank Trust will vote shares of the Portfolio and the Fund over which it has investment discretion in accordance with its fiduciary and other legal obligations, and in its discretion may consult with beneficial owners or other fiduciaries. Deutsche Bank Trust will vote shares of the Portfolio and the Fund for which it is the owner of record but does not have investment discretion, and which are not otherwise represented in person or by proxy at the Meeting, in the same proportion as the votes cast by holders of all shares in the Portfolio and the Fund otherwise represented at the Meeting. This practice is commonly referred to as “mirror” or “echo” voting. Deutsche Bank and its affiliates will vote any shares held in proprietary accounts in accordance with their voting procedures.

Share Ownership. Exhibit A to this Proxy Statement sets forth information as of October 7, 2015 regarding the ownership of the Fund’s shares by the only persons known by the Fund to own more than 5% of the outstanding shares of a class of the Fund. Collectively, the Board Members and executive officers of the Fund own less than 1% of the Fund’s outstanding shares. The number of shares beneficially owned is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose.

Solicitation of Proxies. In addition to solicitations made by mail, solicitations also may be made by telephone, via the Internet or in person by officers or employees of the Fund and by certain financial services firms and their representatives, who will receive no extra compensation for their services. Computershare Fund Services, Inc. (“Computershare”) has been engaged to assist in the solicitation of proxies for the Fund at an estimated cost as follows:

Fund	Solicitation Costs
Money Market ProFund	$29,000

However, the exact cost will depend on the amount and types of services rendered. As noted above, DIMA will pay all costs of the solicitation. If the Fund records votes by telephone or through the Internet, it will use procedures designed to authenticate shareholders’ identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to allow shareholders to confirm that their instructions have been recorded properly.

In all cases in which a telephonic proxy is solicited, the Computershare representative is required to ask for each shareholder’s full name and address and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the Computershare representative is required to ask for the person’s title and for confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Computershare, then the Computershare representative has the responsibility to explain the process, to read each Proposal listed on the Proxy Card and to ask for the shareholder’s instructions on the Proposal. Although the Computershare representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than by reading to the shareholder any recommendation set forth in this Proxy Statement. Computershare will record the shareholder’s instructions on the Proxy Card. Within 72 hours, the shareholder will be sent a letter that confirms his or her vote and that asks the shareholder to call 1-866-905-8143 immediately if his or her instructions are reflected incorrectly in the confirmation.

Please see the instructions on your Proxy Card for telephone touch-tone voting and Internet voting. Shareholders will have an opportunity to review their voting instructions and to make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Shareholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirming their instructions upon request.

If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone or via the Internet, the shareholder still may submit the Proxy Card originally sent with the Proxy Statement or attend the Meeting in person. Should shareholders require additional information regarding the proxy or a replacement Proxy Card, they may contact Computershare toll-free at 1-866-905-8143. Any proxy given by a shareholder is revocable until voted at the Meeting.

As the Meeting date approaches, certain shareholders of the Fund may receive a telephone call from a representative of Computershare if their votes have not yet been received.

Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses in soliciting instructions from their principals. DIMA will pay the costs of solicitation, including (i) the printing and mailing of this Proxy Statement and the accompanying materials, (ii) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation materials to the beneficial owners of the Fund’s shares, (iii) payment to Computershare for its services in soliciting proxies and (iv) supplementary solicitations to submit proxies.

Revocation of Proxies. Proxies, including proxies given by telephone or via the Internet, may be revoked at any time before they are voted either (i) by a written revocation received by the Secretary of the Fund at 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, MD 20814, (ii) by properly submitting a later-dated Proxy Card that is received at or prior to the Meeting or (iii) by attending the Meeting and voting in person. Merely attending the Meeting without voting, however, will not revoke a proxy previously given.

Adjournment. In the event that the necessary quorum to transact business or the sufficient votes in favor of the Proposal are not received by the time scheduled for the Meeting, the persons named as proxies may propose adjournments of the meeting from time to time (with respect to one or more matters) in accordance with applicable law to permit further solicitation of proxies.

Principal Underwriter and Administrator. The principal underwriter for the Fund is ProFunds Distributors, Inc., 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, MD 20814. Citi Fund Services Ohio, Inc., located at 3435 Stelzer Road, Columbus, Ohio 43219, acts as the administrator to the Money Market ProFund, providing operations, compliance and administrative services.

SUBMISSION OF SHAREHOLDER PROPOSALS

The Fund does not hold regular shareholders’ meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders’ meeting should send their written proposals to the Secretary of the Fund at the following address: ProFund Advisors LLC, 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, MD 20814.

Proposals must be received at a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the materials for the meeting; however, timely submission of a proposal does not necessarily mean that such proposal will be included in the associated proxy statement.

OTHER MATTERS TO COME BEFORE THE MEETING

No Board Member is aware of any matters that will be presented for action at the Meeting other than the Proposal set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters, in accordance with their best judgment, in the interest of the Trust and/or the Fund.

SHAREHOLDERS’ REQUEST FOR A SPECIAL SHAREHOLDER MEETING

Meetings of shareholders of the Trust shall be called by the Trust’s Board or such other person or persons as specified in the Bylaws of the Trust upon the written request of shareholders owning at least ten percent (10%) of the outstanding shares entitled to vote at such meeting. Meetings of shareholders of the Portfolio may be called at any time by a majority of the Portfolio’s Board of Trustees and shall be called by any such Trustees upon written request of shareholders holding, in the aggregate, not less than 10% of the shares of the Portfolio trust.

IF YOU HAVE ANY QUESTIONS CONCERNING THIS PROXY STATEMENT OR THE PROCEDURES TO BE FOLLOWED TO EXECUTE AND TO DELIVER A PROXY CARD, PLEASE CONTACT COMPUTERSHARE AT 1-866-905-8143. SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND TO RETURN IT IN THE ENCLOSED ENVELOPE, OR TO FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD FOR VOTING BY TELEPHONE OR VIA THE INTERNET.

EXHIBIT A

5% SHAREHOLDERS

(as of October 7, 2015)

No person is known by the Fund to own more than 5% of the outstanding shares of any class of the Fund, except as specified below.

Share Class	Name and Address of Owner	Shares Owned	Percent Ownership of Outstanding Shares in Class
Investor Class	Trust Company of America	100,733,395.499	28.86%
	PO Box 6503
	Centennial, CO 80155
Investor Class	Aswan Investment LP	48,054,532.628	13.77%
	84 West Santa Clara Street, Suite 490
	San Jose, CA 95113
Service Class	Trust Company of America	39,024,004.230	33.95%
	PO Box 6503
	Centennial, CO 80155

As of October 7, 2015, the Fund owned approximately 2.34% of the value of the shares in the Portfolio. In addition, each of the following feeder funds of the Portfolio owned a percentage of the value of the shares in the Portfolio as follows: Prime Series owned approximately 4.21%; Deutsche Money Market Series owned approximately 76.53%; Cash Management Fund owned approximately 10.49%; and Cash Reserves Fund Institutional owned approximately 6.43%. At the level of ownership indicated, Deutsche Money Market Series would be able to determine the outcome of most issues that are submitted to a vote of investors of the Portfolio.

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com/deu-27207 or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-866-905-8143 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Special Meeting 345 Park Avenue New York, NY 10154 on December 21, 2015

Please detach at perforation before mailing.

PROFUNDS	PROXY

MONEY MARKET PROFUND

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 21, 2015

The undersigned shareholder of Money Market ProFund, a series of ProFunds (the “Fund”), hereby appoints Todd B. Johnson, Timothy N. Coakley and Stephenie E. Adams, or any of them, as proxy or proxies of the undersigned, with full power of substitution in each of them, to attend the Special Meeting of the Shareholders of the Fund to be held at the offices of Deutsche Investment Management Americas Inc., 345 Park Avenue, New York, NY 10154 on December 21, 2015 at 2:00 p.m., Eastern time, and to vote all shares of the Fund that the undersigned is entitled in any capacity to vote at the above-stated Special Meeting of Shareholders, and at any and all adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

The Fund operates as a feeder fund in a master-feeder arrangement and seeks to achieve its investment objective by investing substantially all of its assets in a “master portfolio,” the Cash Management Portfolio (the “Portfolio”). The Fund must vote its Portfolio interests in accordance with the voting instructions received from the Fund’s shareholders. Such vote of the Fund’s Portfolio interests will be held subsequent to the Special Meeting of the Shareholders of the Fund in the same place and on the same date. The undersigned shareholder’s vote with respect to the Fund will also constitute instructions for the Fund to vote in the same manner on the proposal for the Portfolio.

All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR the Proposal. Receipt of the Notice of Special Meeting of Shareholders and the related Proxy Statement is hereby acknowledged.

VOTE VIA THE INTERNET: www.proxy-direct.com/deu-27207
VOTE VIA THE TELEPHONE: 1-866-905-8143

Note: Joint owners should EACH sign. Please sign EXACTLY as your name(s) appears on this proxy card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such.

Signature(s) (Title(s), if applicable)

Date

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ABOVE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders to Be Held on December 21, 2015.

The Proxy materials for this meeting are available at: www.proxy-direct.com/deu-27207

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES WITH RESPECT TO YOUR FUND. THE FOLLOWING MATTER IS PROPOSED BY YOUR FUND. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL. YOUR VOTE WITH RESPECT TO THE FUND WILL ALSO CONSTITUTE INSTRUCTIONS FOR THE FUND TO VOTE IN THE SAME MANNER ON THE PROPOSAL FOR THE PORTFOLIO.

TO VOTE, MARK A BLOCK BELOW IN BLUE OR BLACK INK. Example: ¢

VOTE THE PROPOSAL:

	FOR	AGAINST	ABSTAIN
Approval of a Revised Fundamental Investment Policy Relating to Concentration	☐	☐	☐

UNLESS VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NO POSTAGE REQUIRED.